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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

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                          ELITE INFORMATION GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                                41-152214
 (State or Other Jurisdiction                                 (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                      5100 WEST GOLDLEAF CIRCLE, SUITE 100
                          LOS ANGELES, CALIFORNIA 90056
                                 (323) 642-5200
          (Address of Principal Executive Offices, including Zip Code)

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                          ELITE INFORMATION GROUP, INC.
                       2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                   ----------

                                    Copy to:

                                BARRY D. EMERSON
                                 VICE PRESIDENT
                      5100 WEST GOLDLEAF CIRCLE, SUITE 100
                          LOS ANGELES, CALIFORNIA 90056
                                 (323) 642-5200
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

                         Calculation of Registration Fee
================================================================================
                                                         Proposed
                               Amount      Proposed       Maximum
                             of Shares      Maximum      Aggregate   Amount of
  Title of Each Class of       to be     Offering Price  Offering   Registration
Securities to be Registered  Registered   Per Share (1)  Price (1)      Fee
================================================================================


Common Stock                  1,000,000      $6.98      $6,980,000   $1,842.72
$0.01 par value (including
rights to purchase Common
Stock thereunder and
associated preferred stock
purchase rights(2))

(1) Estimated solely for purpose of calculating the registration pursuant to Rule 457(h), based on the market value of the Common Stock, par value $0.01 per share, of Elite Information Group, Inc. (the "Shares"), which is the average of the high and low prices of the Shares reported on the NASDAQ Stock Market NMS on July 26, 2000.
(2) Each share of Common Stock of the Company has one attached preferred stock purchase right under the Rights Agreement dated as of April 14, 1999, as amended.

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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.       PLAN INFORMATION.

              Omitted pursuant to the instructions and provisions of Form S-8.


ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

              Omitted pursuant to the instructions and provisions of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

              The following documents filed with the Securities and Exchange Commission (the "Commission") by Elite Information Group, Inc. (the "Registrant") are incorporated by reference in this Registration Statement:

              (a) The Registrant's annual report on Form 10-K for the year ended December 31, 1999, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

              (b) The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2000;

              (c) The Registrant's current report on Form 8-K filed on July 21, 2000;

              (d) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above;

              (e) The description of the Shares contained in the Registrant's Registration Statement filed under the Securities Exchange Act of 1934 on Form 8-A (File No. 0-20034); including any amendment or report filed for the purpose of updating such description; and

              (f) All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that

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all securities offered hereby have been sold or which deregisters all securities then remaining unsold from the date of filing such documents with the Commission.

              Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document (which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe the person's conduct was unlawful.

              Section 145(b) provides that a Delaware corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite

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the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

              Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that the indemnification and advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

              Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit the personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase that was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

              The Registrant's Restated Certificate of Incorporation contains certain provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. These provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts such as the breach of a director's duty of loyalty or acts or omissions involving intentional misconduct or a knowing violation of law. The Registrant's Restated Certificate of Incorporation and its Restated Bylaws provide for indemnification of the Registrant's directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The Registrant maintains insurance for the benefit of its directors and officers insuring against all liabilities that may be incurred by such director or officer in or arising out of such person's capacity as a director, officer, employee and/or agent of the Registrant.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8.       EXHIBITS.

              See the Exhibit Index.

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ITEM 9.       UNDERTAKINGS.

              (a)     The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales
              are being made, a post-effective amendment to this Registration
              Statement:

                          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                          (iii) to include any material information with respect
                                to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                      (2) That, for the purpose of determining any liability
              under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a
              post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 21st day of July, 2000.

                                   Elite Information Group, Inc.



                                   By: /s/ Barry D. Emerson
                                       -------------------------
                                       Barry D. Emerson
                                       Vice President







                    [Signatures Continued on Following Page]

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                                POWER OF ATTORNEY

         Each undersigned director and officer of Elite Information Group, Inc. hereby constitutes and appoints Barry D. Emerson and Steven O. Todd, and each of them, with full power to act without the other and with full power of substitution and resubstitution, his true and lawful attorneys-in-fact and agents, for him and in his name, place, and stead, in any and all capacities, to sign on his behalf any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement any related registration statement (and any amendments thereto) filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that such attorneys-in-fact or agents, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on July 21, 2000.

          NAME                                           TITLE
          ----                                           -----

/s/ Christopher K. Poole                         Chairman, Director and Chief
--------------------------                       Executive Officer (Principal
Christopher K. Poole                             Executive Officer)

/s/ Barry D. Emerson                             Chief Financial Officer
--------------------------                       (Principal Financial Officer
Barry D. Emerson                                 and Accounting Officer)

/s/ David A. Finley                              Director
--------------------------
David A. Finley

/s/ Arthur G. Epker, III                         Director
--------------------------
Arthur G. Epker, III

/s/ William G. Seymour                           Director
--------------------------
William G. Seymour

/s/ Alan Rich                                    Director
--------------------------
Alan Rich

/s/ Roger Noall                                  Director
--------------------------
Roger Noall

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                                  EXHIBIT INDEX



                                                                           FILED HEREWITH(*) OR
                                                                         INCORPORATED BY REFERENCE
EXHIBIT                                                                   FROM PREVIOUS EXHIBIT          COMPANY REG. NO.
NUMBER                                DESCRIPTION                                 NUMBER                     OR REPORT
------                                -----------                                 ------                     ---------

3.1                Restated Certificate of Incorporation dated                      3.1               Form 10-Q for the
                   June 16, 1992                                                                      quarter ended June 30,
                                                                                                      1999

3.2                Certificate of Amendment of Certificate of                      99.3               Form 8-K, filed
                   Incorporation dated May 27, 1999                                                   June 3, 1999

3.3                Certificate of Designations                                      3.2               Form 10-Q for the
                                                                                                      quarter ended
                                                                                                      March 31, 1999

3.4                Restated Bylaws                                                  3.2               Form S-1, File
                                                                                                      No. 33-46672

4.1                Specimen Share Certificate                                        *

4.2                Articles 4 and 5 of the Restated Certificate of                  4.2               Form S-1, File
                   Incorporation, as amended                                                          No. 33-46672

4.3                Article II, Section 2.2 of the Restated Bylaws                   4.3               Form S-1, File
                                                                                                      No. 33-46672

4.4                Rights Agreement, dated April 14, 1999, between                   4                Form 8-A dated April
                   Elite Information Group, Inc. (formerly Broadway                                   15, 1999
                   & Seymour, Inc.), and EquiServe Trust Company,
                   N.A. as Rights Agent, including the form of
                   Certificate of Designation with respect to the Series
                   A Junior Participating Preferred Stock, included as
                   Exhibit A to the Rights Agreement, the forms of
                   Rights Certificate and of Election to Exercise,
                   included as Exhibit B to the Rights Agreement, and
                   the form of Summary of Rights to Purchase Share
                   Series A Junior Participating Preferred Stock
                   included as Exhibit C to the Rights Agreement

5.1                Opinion of Robinson, Bradshaw & Hinson, P.A.                      *

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
                                                                           FILED HEREWITH(*) OR
                                                                         INCORPORATED BY REFERENCE
EXHIBIT                                                                   FROM PREVIOUS EXHIBIT          COMPANY REG. NO.
NUMBER                                DESCRIPTION                                 NUMBER                     OR REPORT
------                                -----------                                 ------                     ---------

23.1               Consent of PricewaterhouseCoopers LLP                             *

23.2               Consent of Robinson, Bradshaw & Hinson, P.A.                      *
                   (included in Exhibit 5.1)

24.1               Powers of Attorney (included on signature page)                   *

99.1               Elite Information Group, Inc. 2000                                *
                   Employee Stock Purchase Plan

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